Exhibit 99.1

                                  GEN/RX, INC.
                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                     AND CHIEF FINANCIAL OFFICER PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18.U.S.C. 1350)

      The undersigned, Jack Margareten, the Acting Chief Executive Officer and Chief Financial Officer of GEN/Rx, Inc. (the "Company"), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "Report").

      The undersigned hereby certifies that, other than as set forth below:

            - the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

            - the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      The Report is not filed within the period specified in Form 10-K.

      IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 22 day of May, 2003.

                                     /s/ Jack Margareten
                                     ----------------------------------
                                     Acting Chief Executive Officer and
                                     Chief Financial Officer